UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   October 5, 2015
BOULDER BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street – Suite 300 Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (303) 652-0521

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, it was agreed that Duane Primozich would separate from Boulder Brands, Inc. (the "Company"), effective as of that date. As announced by the Company in its Current Report on Form 8-K filed on July 8, 2015, Mr. Primozich has most recently served the Company as the Managing Director of Boulder Brands Investment Group and previously served as the Company's Executive Vice-President/General Manager, Balance Brands.

In connection with his separation, on October 8, 2015, the Company and Mr. Primozich entered into a Separation and Release Agreement. The terms of the Separation and Release Agreement provide for a lump sum cash severance payment of approximately $707,000, representing 14 months of base salary, payment of Mr. Primozich's target bonus amount for the current calendar year and a partial payment of a retention award to which Mr. Primozich was a party. Mr. Primozich will also receive payment for accrued but unused vacation and payment of COBRA continuation coverage premiums for 14 months. These payments and benefits are generally consistent with the terms of the Severance Agreement between the Company and Mr. Primozich, dated as of January 13, 2014, and the retention award approved in July 2015, both of which have been previously disclosed. In addition, under the Separation and Release Agreement, in respect of the stock options previously granted to Mr. Primozich, 100% of those options that were vested as of October 5, 2015 will remain exercisable until April 5, 2016, at which time, unless previously exercised, one-half of the number of shares that constitute the vested portion of the options will expire. Any remaining vested portion of the options, after taking into account prior exercises and the forfeiture on April 5, 2016 will remain exercisable until October 4, 2016. Any options that were unvested as of October 5, 2015 have been terminated. The payment of the severance and benefits described above is conditioned on Mr. Primozich's execution and delivery of an irrevocable general release of claims and his compliance with non-competition, non-solicitation and non-disparagement obligations for up to one year.  In addition, Mr. Primozich has agreed to continue to serve, at the pleasure of the Company, as a Company representative on the Boulder Brands Investment Group board of directors and will do so without compensation other than reimbursement for approved expenses. Mr. Primozich has also agreed to assist the Company, at its request, with any legal proceedings and he will be compensated for the time spent doing so.

The foregoing summary of the Separation and Release Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit.

The following exhibit is being "furnished" as part of this Current Report on Form 8-K

10.1	Separation and Release Agreement by and between Stanley Duane Primozich and Boulder Brands, Inc., dated October 8, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 2015	BOULDER BRANDS, INC. (registrant)

	By:	/s/ Timothy Kraft
Timothy Kraft Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and Release Agreement by and between Stanley Duane Primozich and Boulder Brands, Inc., dated October 8, 2015.